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FOR IMMEDIATE RELEASE

US Airways and Airbus S.A.S. Execute Aircraft Purchase Agreements
Airline Announces Execution of Purchase Agreements for Airbus Aircraft Order Announced in June

TEMPE, Ariz., Oct. 4  -- US Airways (NYSE: LCC) and Airbus S.A.S. have entered into definitive aircraft purchase agreements for 92 new aircraft, including 32 wide-body and 60 A320 Family narrow-body aircraft, incorporating the terms of the aircraft order announced in June.

The airline executed a purchase agreement for 22 A350 XWBs in both the -800 and larger -900 series configuration. This allows for modest international expansion or replacement of existing older technology aircraft should market conditions warrant.

The airline will take delivery of the first A350 XWBs in 2014, becoming the North American launch customer for the fleet type. Purchase rights for additional aircraft are included, allowing for the eventual retirement of all other wide-body jets and leaving the airline with a single intercontinental fleet type of A350 XWBs.

The airline also executed a purchase agreement for 10 A330-200 aircraft with deliveries starting in 2009 and flexibility to convert to A330-300 or longer range A340s. These deliveries will facilitate the eventual retirement of US Airways' B767 fleet.

A third purchase agreement was executed for 60 narrow-body aircraft, including 10 A319s, 40 A320s and 10 A321s, with conversion rights. Narrow-body deliveries, including 37 aircraft from a previous purchase agreement, run from 2008 through 2012. Classic Boeing 737-300/400s will be eliminated from the fleet as the A320s are delivered. The narrow-body fleet count is expected to remain stable.

US Airways CEO and Chairman Doug Parker said, "We are very pleased to have cemented our order with Airbus and look forward to continued success as we add these new safe, efficient and comfortable airplanes to our fleet. Our employees will benefit from new, state-of-the-art aircraft in which our customers will receive the great service they deserve and expect."

US Airways is the fifth largest domestic airline employing more than 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The new US Airways -- the product of a merger between America West and US Airways in September 2005 -- is a member of the Star Alliance network, which offers our customers 16,000 daily flights to 855 destinations in 155 countries worldwide. This press release and additional information on US Airways can be found at http://www.usairways.com. (LCCG)

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